Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

ABS REAL ESTATE CORP.

1. The name of the corporation is ABS Real Estate Corp. (the “Corporation”).

2. The address of the Corporation’s registered office in the state of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand shares (1,000), all of such shares shall be without par value.

5. The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Margaret J. Walrath	919 Third Avenue
New York, NY 10022

6. The Corporation is to have perpetual existence.

7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of July, 2006.

ABS REAL ESTATE CORP.

/s/ Margaret J. Walrath
Margaret J. Walrath, Sole Incorporator
919 Third Avenue
New York, NY 10022